As filed with the Securities and Exchange Commission on June 12, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

UNISYS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	38-0387840
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

801 Lakeview Drive, Suite 100

Blue Bell, Pennsylvania 19422

(215) 986-4011

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Gerald P. Kenney

Senior Vice President, General Counsel and Secretary

Unisys Corporation

801 Lakeview Drive, Suite 100

Blue Bell, Pennsylvania 19422

(267) 462-3600

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy to:

Michael Friedman, Esq.

Pepper Hamilton LLP

3000 Two Logan Square

Philadelphia, Pennsylvania 19013

(215) 981-4563

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instructions I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act of 1934, as amended (the “Exchange Act”).

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be registered (1)	Proposed maximum offering price per unit (1)(2)(3)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(3)
Debt Securities (4)
Common Stock, par value $.01 per share (5)
Preferred Stock, par value $1 per share (6)
Warrants (7)
Stock Purchase Contracts (8)
Total	$700,000,000		$700,000,000	$87,150(9)

(1)	There are being registered hereunder such indeterminate principal amount of debt securities, shares of common stock and preferred stock, warrants and stock purchase contracts as may from time to time be issued at indeterminate prices and have an aggregate initial offering price not to exceed $700,000,000 or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies. Such amount represents the offering price of any preferred stock or common stock, the principal amount of any debt securities issued at their stated principal amount, the issue price rather than the principal amount of any debt securities issued at an original issue discount, the issue price of any warrants or stock purchase contracts and the exercise price of any securities issuable upon the exercise of warrants or stock purchase contracts. The aggregate principal amount of the debt securities may be increased if any debt securities are issued at an original issue discount by an amount such that the offering price to be received by the registrant shall be equal to the above amount to be registered. Any offering of securities denominated other than in United States dollars will be treated as the equivalent of United States dollars based on the exchange rate applicable to the purchase of such securities at the time of the initial offering. This registration statement also covers an indeterminate amount of securities that may be issued in exchange for, or upon conversion or exercise of, as the case may be, debt securities, preferred stock, or warrants registered hereunder. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. No separate consideration will be received for any securities hereunder that are issued in exchange for, or upon conversion of, as the case may be, debt securities, preferred stock, or warrants. In addition, pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.
(2)	We have estimated the amount to be registered and the proposed maximum offering price solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act. The amount and price are exclusive of accrued interest, if any, on the debt securities. The amount to be registered and proposed maximum aggregate offering price are not specified as to each class of security pursuant to General Instruction II.D of Form S-3 under the Securities Act.
(3)	Calculated in accordance with Rule 457 under the Securities Act.
(4)	Debt securities may be issued (a) separately or (b) upon exercise of warrants to purchase debt securities that are registered hereby.
(5)	Common stock may be issued (a) separately, (b) upon the conversion of either debt securities or shares of preferred stock, each of which is registered hereby, (c) upon settlement of stock purchase contracts that are registered hereby or (d) upon exercise of warrants to purchase common stock that are registered hereby. Shares of common stock issued upon conversion of debt securities or preferred stock will be issued without the payment of additional consideration.
(6)	Preferred stock may be issued (a) separately or (b) upon exercise of warrants to purchase preferred stock that are registered hereby.
(7)	Warrants may represent rights to purchase debt securities, common stock or preferred stock, each of which is registered hereby.
(8)	Each stock purchase contract may be issued separately. A stock purchase contract obligates the holder, upon settlement, to purchase an indeterminate number of shares of common stock or other securities.
(9)	The $700,000,000 of securities registered hereunder consists of $700,000,000 of securities (the “Unsold Securities”) registered pursuant to Registration Statement No. 333-202243 filed by the Registrant on February 19, 2016 and declared effective on March 10, 2016 (the “Prior Registration Statement”). Pursuant to Rule 457(p) under the Securities Act, $70,490 of filing fees previously paid in connection with the Unsold Securities will continue to be applied to the Unsold Securities. A filing fee of $16,660 is paid herewith due to the increase in filing fee rate effective October 1, 2017. Pursuant to Rule 457(p), the offering of securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED JUNE 12, 2018

PROSPECTUS

UNISYS CORPORATION

DEBT SECURITIES

COMMON STOCK

PREFERRED STOCK

WARRANTS

STOCK PURCHASE CONTRACTS

We may offer and sell debt securities, shares of common stock or shares of preferred stock, warrants and stock purchase contracts. These securities may be offered and sold from time to time in amounts, at prices and on terms to be determined at the time of offering.

We will provide the specific terms of the securities in supplements to this prospectus to the extent those terms are not described in this prospectus or are different from the terms described in this prospectus. The prospectus supplements may also add to, update or change information contained in this prospectus. In addition, we may supplement, update or change any of the information contained in this prospectus by incorporating information by reference in this prospectus. You should read this prospectus, the related supplements and any incorporated documents carefully before you invest. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

We may offer these securities directly to investors, through agents, underwriters or dealers, or through a combination of these methods, on a continued or delayed basis. The applicable prospectus supplement will provide the terms of the plan of distribution relating to the series of securities. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth their names and any applicable commissions or discounts. Any net proceeds from the sale of securities will also be set forth in the applicable prospectus supplement.

Our common stock is listed on the New York Stock Exchange under the symbol “UIS.”

Before you invest, you should read this prospectus, any prospectus supplement, as well as the risks described in the documents incorporated by reference.

You should consider carefully the risk factors beginning on page 7 of this prospectus before you invest in any of our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated                     , 2018

-i-

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a shelf registration process. Under this shelf registration process, we may sell any of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings and securities. The prospectus supplement may also add, update or change information contained in this prospectus or the documents incorporated herein by reference.

You should rely only on the information contained or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus. We have not authorized anyone to provide you with different information. We are not making offers to sell the securities in any jurisdiction where an offer or solicitation is not permitted. The information in this prospectus is accurate only as of the date on the front cover. You should not assume that the information contained in this prospectus is accurate as of any other date. Before purchasing any securities, you should carefully read both this prospectus and the accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us, together with the additional information described under the heading “Where You Can Find More Information; Incorporation of Certain Documents by Reference.”

When used in this prospectus, the terms “Unisys,” “we,” “our” and “us” refer to Unisys Corporation and its consolidated subsidiaries, unless otherwise specified or the context otherwise requires.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available over the Internet at the SEC’s web site at www.sec.gov. You may also read and copy any document we file with the SEC at their Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330 for more information. We maintain a web site at www.unisys.com. The information on our web site is not incorporated by reference in this prospectus or any prospectus supplement and you should not consider it a part of this prospectus or any accompanying prospectus supplement.

You may also read and copy reports and other information we file at the office of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to separate documents. The information incorporated by reference is considered to be part of this prospectus and any accompanying prospectus supplement, and later information filed with the SEC will update and supersede this information. We incorporate by reference the documents listed below that we have previously filed with the SEC (other than information deemed furnished and not filed in accordance with SEC rules, including information furnished under Items 2.02 and 7.01 of Form 8-K and certain exhibits furnished pursuant to Item 9.01 of Form 8-K):

1.	Annual Report on Form 10-K for the year ended December 31, 2017 (including information specifically incorporated by reference into the Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A for the 2018 Annual Meeting of Stockholders);

2.	Quarterly Report on Form 10-Q for the quarter ended March 31, 2018;

3.	Current Reports on Form 8-K filed on February 28, 2018, March 14, 2018 and April 30, 2018; and

4.	The description of our common stock contained in the registration statement of Burroughs Corporation on Form 8-B filed on May 29, 1984, as amended on Form 8 filed on May 7, 1991.

Recent accounting pronouncements and accounting changes

Effective January 1, 2018, the company adopted ASU No. 2017-07 Compensation - Retirement Benefits (Topic 715): Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost issued by the Financial Accounting Standards Board (FASB) which requires employers to present the service cost component of net periodic benefit cost in the same income statement line item(s) as other employee compensation costs arising from services rendered during the period. The other components of net periodic benefit cost will be presented separately from the line items that include service cost and outside the subtotal of operating income. ASU No. 2017-07 allows a practical expedient that permits an entity to use amounts disclosed in its pension and other postretirement benefit plan note for the prior comparative periods as the estimation basis for applying the retrospective presentation requirements. The new guidance will be applied on a retrospective basis, using the practical expedient, whereby prior-period financial statements will be adjusted to reflect the adoption of the new guidance, as required by the FASB. Amounts that will be reclassified in the Consolidated Statements of Income for the years ended December 31, 2017, 2016 and 2015 are as follows:

	December 31, 2017		December 31, 2016		December 31, 2015
(In Millions)	As Stated	As Revised	As Stated	As Revised	As Stated	As Revised
Operating income (loss)	$4.6	$97.1	$47.6	$129.2	($55.1)	$54.3
Other income (expense), net	(23.9)	(116.4)	0.3	(81.3)	8.2	(101.2)

Adoption of this new accounting standard had no impact on the company’s Consolidated Balance Sheets, Consolidated Statements of Comprehensive Income or Consolidated Statements of Cash Flows (other than reclassifications within net cash provided by operating activities).

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, after the date of this prospectus and any accompanying prospectus supplement and before the termination of the offering shall also be deemed to be incorporated herein by reference. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including our compensation committee report and performance graph or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Unisys Corporation

801 Lakeview Drive, Suite 100

Blue Bell, Pennsylvania 19422

Attention: Investor Relations

(215) 986-6999

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement contain and incorporate by reference statements that do not directly or exclusively relate to historical facts. These types of statements are forward-looking statements within the meaning of the Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements provide current expectations of future events and include any statement that does not directly relate to any historical or current fact. Words such as “anticipates,” “believes,” “expects,” “intends,” “plans,” “projects” and similar expressions may identify such forward-looking statements. All forward-looking statements rely on assumptions and are subject to risks, uncertainties and other factors that could cause our actual results to differ materially from expectations.

Factors that could affect future results include, but are not limited to, the following:

•	our ability to improve revenue and margins in our Services business;

•	our ability to maintain our installed base and sell new solutions in our Technology business;

•	our ability to effectively anticipate and respond to volatility and rapid technological innovation in our industry;

•	our ability to retain significant clients;

•	the potential adverse effects of aggressive competition in the information services and technology marketplace;

•	cybersecurity breaches could result in significant costs and could harm our business and reputation;

•	our significant pension obligations and required cash contributions and requirements to make additional significant cash contributions to our defined benefit pension plans;

•	our ability to attract, motivate and retain experienced and knowledgeable personnel in key positions;

•	the risks of doing business internationally when a significant portion of our revenue is derived from international operations;

•	our contracts may not be as profitable as expected or provide the expected level of revenues;

•	our ability to access financing markets;

•	contracts with U.S. governmental agencies may subject us to audits, criminal penalties, sanctions and other expenses and fines;

•	a significant disruption in our IT systems could adversely affect our business and reputation;

•	we may face damage to our reputation or legal liability if our clients are not satisfied with our services or products;

•	the performance and capabilities of third parties with whom we have commercial relationships;

•	an involuntary termination of the company’s U.S. qualified defined benefit pension plan;

•	the potential for intellectual property infringement claims to be asserted against us or our clients;

•	the business and financial risk in implementing future acquisitions or dispositions;

•	the adverse effects of global economic conditions, acts of war, terrorism or natural disasters; and

•	the possibility that pending litigation could affect our results of operations or cash flow.

Any forward-looking statement speaks only as of the date on which that statement is made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances that occur after the date on which the statement is made.

ABOUT UNISYS

Unisys Corporation is a global information technology (“IT”) company that builds high-performance, security-centric solutions for clients across the Government, Financial Services and Commercial markets. Unisys offerings include security software and services; digital transformation and workplace services; industry applications and services; and innovative software operating environments for high-intensity enterprise computing.

We employ approximately 20,000 employees serving clients around the world.

We operate in two business segments—Services and Technology. Financial information concerning the two segments can be found in Note 14, “Segment information”, of the Notes to Consolidated Financial Statements appearing in our annual report to stockholders for the year ended December 31, 2017, and such information is incorporated herein by reference.

Principal Products and Services

We deliver high-performance, security-centric, leveraged services across industries, industry-specific application products and technology solutions worldwide to our primary target markets: government (the U.S. federal government and other public sector organizations around the world), commercial (e.g., travel and transportation and life sciences and healthcare) and financial services (e.g., commercial and retail banking).

Our solutions are designed to build better outcomes - securely - for our clients, enabling them to:

•	Transform core business processes to compete more effectively in their markets;

•	Improve user engagement for customers and workers, streamline operations and enhance go-to-market efforts;

•	Optimize IT infrastructure to meet digital-business requirements;

•	Simplify management of IT infrastructure and service delivery; and

•	Enhance enterprise security.

Within Services, our principal solutions include cloud and infrastructure services, application services and business process outsourcing services.

•	In cloud and infrastructure services, we help clients apply cloud and as-a-service delivery models to capitalize on business opportunities, make their end users more productive and manage and secure their IT infrastructure and operations more economically.

•	In application services, we help clients transform their business processes by developing and managing new leading-edge applications for select industries, offering advanced data analytics and modernizing existing enterprise applications.

•	In business process outsourcing services, we assume management of critical processes and functions for clients in target industries, helping them improve performance and reduce costs.

In Technology, we design and develop software and offer hardware and other related products to help clients reduce costs, improve security and flexibility and improve the efficiency of their data-center environments. As a pioneer in large-scale computing, we offer deep experience and rich technological capabilities in transaction-intensive, mission-critical environments. We provide a range of data-center, infrastructure management and cloud computing offerings to help clients virtualize and automate their data-center environments.

Our industry application products include solutions that allow law enforcement agencies to share critical investigative intelligence, integrated child support case management tools, and solutions that allow travel and transportation companies to manage freight and distribution as well as leverage predictive analytics. Our solutions also provide life sciences and healthcare companies with the ability to manage medical devices and enhanced visibility over the pharmaceutical supply chain. We also provide financial solutions to deliver secure, omnichannel banking.

Our Technology products include:

•	Unisys ClearPath Forward®, a secure, scalable, hardware-independent software operating environment for high-volume enterprise computing capable of delivering Unisys security across multiple hardware platforms. In 2016, Unisys began offering hardware-independent versions of the ClearPath operating environment, providing a tested, integrated stack of software products that can run on an Intel x86 server of the client’s choice.

•	Unisys Stealth® security software, which enables trusted identities to access micro-segmented critical assets and safely communicate through secure, encrypted channels. Stealth™ establishes irrefutable user authentication, prevents lateral attacker movement and reduces data center, mobile and cloud attack surfaces. Stealth also reduces the cost and complexity of securing information and operation technology as well as industrial control systems, allowing organizations to meet compliance and security mandates.

We market our services and products primarily through a direct sales force. Complementing our direct sales force, we make use of a select group of resellers and alliance partners to market our services and product portfolio. In certain foreign countries, we market primarily through distributors.

Our principal executive offices are located at 801 Lakeview Drive, Suite 100, Blue Bell, Pennsylvania 19422. Our telephone number is (215) 986-4011.

RISK FACTORS

Investing in our securities involves risk. Prior to making a decision about investing in our securities, you should carefully consider the risk factors contained in our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference herein, and the other information contained in this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement or any free writing prospectus. The risks and uncertainties we have described are not the only risks that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. These risks, both known or unknown, could materially affect our business, results of operations or financial condition and cause the value of our securities to decline. You could lose all or part of your investment.

USE OF PROCEEDS

Unless we indicate otherwise in a prospectus supplement, we plan to use the net proceeds from the sale of the securities for general corporate purposes, to reduce or refinance indebtedness and to make acquisitions or engage in other business opportunities.

RATIOS OF EARNINGS TO FIXED CHARGES AND EARNINGS

TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The ratios of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividends presented below should be read together with our consolidated financial statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q and any other documents filed under the Exchange Act that are incorporated by reference herein. The ratios of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividends for each of our last five fiscal years appear below. We computed the ratio of earnings to fixed charges by dividing earnings (loss) by fixed charges. We computed the ratio of earnings to combined fixed charges and preferred stock dividends by dividing earnings (loss) by the sum of fixed charges and preferred stock dividends. Earnings (loss) consist of income (loss) from continuing operations before income taxes, plus amortization of capitalized interest and fixed charges, less interest capitalized during the period. Fixed charges consist of interest expense on all indebtedness, interest capitalized during the period, amortization of debt issuance expense and the portion of rental expense representative of interest. Preferred stock dividends consist of dividends paid with respect to our 6.25% Mandatory Convertible Preferred Stock, Series A, none of which remains outstanding.

The following table sets forth our ratios of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividends for each of the periods shown:

	3 Months Ended March 31	Year Ended December 31,
	2018	2017		2016	2015		2014	2013
Ratio of Earnings to Fixed Charges	3.71		*	1.36		*	4.42	6.13
Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends	3.71	N/A		1.36	N/A		4.16	4.46

*	Earnings for the years ended December 31, 2017 and 2015 were inadequate to cover fixed charges by $73.1 million and $58.2 million, respectively.

The foregoing information will be updated by the information relating to our Ratios of Earnings to Fixed Charges and Earnings to Combined Fixed Charges and Preferred Stock Dividends contained in our periodic reports filed with the SEC, which will be incorporated by reference in this prospectus at the time they are filed with the SEC. See “Where You Can Find More Information; Incorporation of Certain Documents by Reference.”

DESCRIPTION OF DEBT SECURITIES

This section describes the general terms and provisions of our debt securities. You should refer to the applicable indenture and the applicable prospectus supplement and any documents incorporated herein or therein by reference for more specific information and the specific terms of a particular offering.

General

Our debt securities will be either senior debt securities or subordinated debt securities. The senior debt securities, if unsecured, will rank equally with all of our existing and future unsecured and unsubordinated indebtedness. The subordinated debt securities will rank junior to all of our existing and future senior indebtedness in right of payment.

The senior debt securities will be issued under a senior indenture between us and Wells Fargo Bank, National Association or another trustee chosen by us, and the subordinated debt securities will be issued under a subordinated indenture between us and Wells Fargo Bank, National Association or another trustee chosen by us, in each case as may be supplemented by a supplemental indenture relating to the specific terms of the debt securities offered. We have filed copies of both indentures as exhibits to the registration statement of which this prospectus is a part.

The indentures do not limit the amount of debt securities that we may issue and permit us to issue securities from time to time in one or more series. All debt securities of one series need not be issued at the same time, and, unless otherwise provided, any series may be reopened, without the consent of the holders of the debt securities of that series, for issuances of additional debt securities of that series. We may issue our debt securities separately or upon conversion of or in exchange for our preferred stock or other debt securities. The debt securities will be our direct obligations. They may bear interest at a fixed or floating rate or they may not bear interest. We may issue debt securities at, above or below their stated principal amount, as described more fully in the applicable prospectus supplement.

The applicable prospectus supplement will describe the following terms of any series of debt securities that we may offer:

•	the title of the debt securities;

•	whether they are senior or subordinated;

•	the total amount of the debt securities authorized and the amount outstanding, if any;

•	any limit on the aggregate principal amount of the debt securities offered by that prospectus supplement;

•	whether the debt securities will be guaranteed and the identity of the guarantors, if applicable;

•	when the principal of the debt securities will mature;

•	the interest rate, if any, or the method for determining it, including any procedures to determine, vary or reset the interest rate;

•	when interest, if any, will be payable, as well as the record dates for determining to whom we will pay interest;

•	where the principal of, and premium and interest if any on, the debt securities will be paid;

•	the percentage of the principal amount at which such debt securities will be offered;

•	redemption, call, repurchase or sinking fund provisions, if any;

•	whether the debt securities will be issued in global or certificated form and, in the case of global securities, the name of the depositary, if any;

•	if we are going to make payments to the holder in a foreign currency or currencies, the currency or currencies and manner of conversion from U.S. dollars;

•	any index we may use to determine the amount of payment of principal of, and premium and interest, if any, on, the debt securities;

•	whether the debt securities are convertible into or exchangeable for any other securities and the terms and conditions upon which a conversion or exchange may occur;

•	any additions, deletions or changes to events of default or covenants provided in the applicable indenture;

•	any other terms of the debt securities that vary from the terms in the applicable indenture;

•	whether the debt securities will be secured or unsecured and the terms and collateral of any secured debt securities;

•	any material U.S. federal income tax considerations; and

•	any other information we think is important with respect to the terms and other provisions of the securities.

Denominations, Registration and Transfer

We will issue debt securities as registered securities (without coupons) either in certificated form or in the form of one or more global securities. We will issue book-entry debt securities as registered global securities. Each global security will be issued in the denomination of the aggregate principal amount of the securities that it represents. Unless otherwise stated in the applicable prospectus, we will issue the debt securities in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

A holder may exchange certificated debt securities for other debt securities of the same series in a like aggregate principal amount but in different authorized denominations. Whenever any such debt securities are surrendered for exchange, we will execute, and the trustee will authenticate and deliver, the debt securities that the holder making the exchange is entitled to receive.

A holder may present debt securities in certificated form for registration of transfer (with the form of transfer printed on the security duly executed) at the office of the security registrar that we designate for such purpose. Unless we state otherwise in the applicable prospectus supplement, the security registrar will be the trustee we appointed under the indenture for the applicable debt securities. There will be no service charge to register the transfer, but the holder is responsible for paying any taxes and other governmental charges. Any transfer or exchange is subject to the security registrar being satisfied with the documents of title and identity of the person making the request.

For a discussion of restrictions on the exchange, registration and transfer of global securities, see the section below entitled “– Global Securities”.

Payment and Paying Agents

Unless otherwise indicated in an applicable prospectus supplement, we will pay the principal of, and premium and interest, if any, on, debt securities to a paying agent, whom we will designate from time to time. However, at our option we may pay any interest (1) by check mailed to each holder at such holder’s address appearing in the security register or (2) by wire transfer to an account maintained by each holder. Unless otherwise stated in the applicable prospectus supplement, we will pay interest to each holder on the applicable payment date if the debt security is registered in such holder’s name at the close of business on the regular record date for that interest payment.

Unless otherwise indicated in an applicable prospectus supplement, the trustee under the applicable indenture will act as our sole paying agent through its principal office. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for each series. If, after two years, moneys that we paid to a paying agent remain unclaimed, the paying agent will remit the moneys to us, together with any interest, and each holder may look only to us for payment (or to the applicable state if we are required to escheat the moneys).

Global Securities

We will deposit any global securities with a depositary or its nominee identified in the applicable prospectus supplement. While the applicable prospectus supplement will describe the specific terms of the depositary arrangement, we expect the following general provisions to apply to our depositary arrangements:

Global securities will be registered in the name of the depositary or its nominee. Upon the issuance of a global security, the depositary or nominee will credit, on its book-entry registration and transfer system, the principal amounts of the debt securities represented by the global security to the accounts of institutions that have accounts with the depositary or nominee. If we are offering and selling the debt securities directly, we will designate the accounts to be credited; otherwise, our underwriter or agent will do so. Ownership of beneficial interests in a global security will be limited to participating institutions or their clients. The depositary or its nominee will keep records of the ownership and transfer of beneficial interests in a global security by participating institutions. Participating institutions will keep records of the ownership and transfer of beneficial interests by their clients. The laws of some jurisdictions may require that purchasers of securities receive them in certificated form. This may limit the ability to transfer beneficial interests in a global security.

So long as the depositary or its nominee is the registered owner of a global security, it will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the applicable indenture. Except as set forth below, owners of beneficial interests in the global securities will not be entitled to have debt securities represented by the global security registered in their names, will not receive or be entitled to receive debt securities in certificated form and will not be considered the owners or holders thereof under the applicable indenture. Accordingly, if a holder owns a beneficial interest in a global security, the holder must rely on the depositary and, if applicable, the participating institution of which that holder is a client to exercise the rights of that holder under the applicable indenture.

The depositary may grant proxies and otherwise authorize participating institutions to take any action that a holder is entitled to take under the indentures. We understand that, according to existing industry practices, if we request any action of holders, or any owner of a beneficial interest in a global security wishes to give any notice or take any action, the depositary would authorize the participating institutions to give the notice or take the action, and the participating institutions would in turn authorize their clients to give the notice or take the action.

Generally, we will make payments on debt securities represented by a global security directly to the depositary or its nominee. It is our understanding that the depositary will then credit the accounts of participating institutions, which will then distribute funds to their clients. We also expect that payments by participating institutions to their clients will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of clients registered in “street names,” and will be the responsibility of the participating institutions. Neither we nor the trustees, nor our respective agents, will have any responsibility, or bear any liability, for any aspects of the records relating to or payments made on account of beneficial interests in a global security, or for maintaining, supervising or reviewing records relating to beneficial interests.

Generally, a global security may be exchanged for certificated debt securities only in the following instances:

•	the depositary notifies us that it is unwilling or unable to continue as depositary, or it ceases to be a registered clearing agency, if required to be registered by law, and thereafter a successor is not appointed within 90 days; or

•	we determine in our sole discretion that we will no longer have debt securities represented by global securities or that we will permit global securities to be exchanged for certificated debt securities.

Consolidation, Merger, Sale or Lease of Assets

Each indenture provides that we, without the consent of the holders of any of the outstanding debt securities, may consolidate with or merge into, or transfer or lease our assets substantially as an entirety to, any corporation organized under the laws of any domestic jurisdiction, provided that:

•	the successor corporation assumes our obligations under the indenture and the debt securities issued thereunder;

•	after giving effect to the transaction, no event of default and no event which, after notice or lapse of time, would become an event of default shall have occurred and be continuing; and

•	any other conditions that may be specified with respect to a particular series of debt securities are met.

Events of Default

Except as may be provided in a prospectus supplement, any of the following events will constitute an event of default for a series of debt securities under an indenture:

•	failure to pay principal of or any premium on any debt security of that series when due;

•	failure to pay any interest on any debt security of that series when due, continued for 30 days;

•	failure to deposit any sinking fund payment in respect of any debt security of that series when due;

•	failure to perform any other covenant of Unisys in the applicable indenture (other than a covenant included in the indenture solely for the benefit of a series of debt securities other than that series), continued for 60 days after written notice as provided in the indenture;

•	certain events of bankruptcy, insolvency or reorganization; and

•	any other event of default provided with respect to debt securities of that series.

If there is an event of default with respect to a series of our debt securities, which continues for the requisite amount of time, either the trustee or holders of at least 25% in aggregate principal amount of that series may declare the principal amount of all the debt securities of that series to be due and payable immediately. If we issued the securities with original issue discount, less than the stated principal amount may become payable. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree based on acceleration has been obtained, the holders of a majority in aggregate principal amount of outstanding debt securities of that series may, under certain circumstances, rescind and annul the acceleration.

Each of the indentures provides that, subject to the trustee’s duty to act with the required standard of care during a default, the applicable trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless the holders have offered indemnity satisfactory to it to the applicable trustee. Subject to these provisions for the indemnification of the trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series.

We are required to furnish the trustees annually with a statement as to our compliance with our obligations under the indentures and as to any defaults.

Modification and Waiver

We and the trustees may enter into supplemental indentures without the consent of any holders of the debt securities for the purposes, among other things, of expanding our covenants for the benefit of the holders of any series of debt securities, adding additional events of default for the benefit of the holders of any series of debt securities, adding guarantees, adding security, establishing the form or terms of debt securities or curing ambiguities or inconsistencies.

We may make other modifications and amendments to the indentures with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series affected by the modification or amendment. However, the consent of all of the holders of our debt securities that are affected by a modification or amendment is required:

•	to change the stated maturity of the principal of, or any installment of principal or interest on, any debt security;

•	to reduce the principal amount of, or any premium or interest on, any debt security;

•	to reduce the amount of principal of debt securities issued with original issue discount payable upon acceleration of the maturity thereof;

•	to change the currency of payment of principal of, or any premium or interest on, any debt security;

•	to impair the right to institute suit for the enforcement of any payment on or with respect to any debt security; or

•	to reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the indenture.

The holders of a majority in aggregate principal amount of the outstanding debt securities of each series may, on behalf of all holders of debt securities of that series, waive any past default under the applicable indenture with respect to debt securities of that series, except a default in the payment of the principal of, or premium or interest, if any, on, any of the debt securities of that series or in respect of a covenant or provision of the indenture that cannot, under the terms of the indenture, be modified or amended without the consent of the holders of each outstanding debt security affected thereby.

Defeasance

Except as specified with respect to debt securities of a particular series, we may discharge our obligations in respect of the debt securities of any series (including, in the case of the senior debt securities, our obligations to abide by certain covenants) by depositing with the trustee, in trust, money or government obligations which, through the payment of interest, principal and premium, if any, in accordance with their terms, will provide money in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay all the interest, principal and premium, if any, on the debt securities of that series on the dates those payments are due in accordance with the terms of the series. We must also, among other things, deliver to the applicable trustee an opinion of counsel to the effect that (1) the deposit and related defeasance would not cause the holders of the debt securities of the series to recognize income, gain or loss for U.S. income tax purposes and (2) the holders would be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the deposit and related defeasance had not occurred. Notwithstanding the foregoing, we may not be discharged from certain obligations to register the transfer or exchange of debt securities of a series, convert debt securities of a series, replace stolen, lost or mutilated debt securities of a series, maintain paying agencies or hold moneys for payment in trust.

Conversion Rights

The applicable prospectus supplement will describe the terms on which holders of our debt securities of a series may convert the securities into our preferred stock or our common stock. Conversion may be mandatory, at the option of the holder, or at our option, as described in the applicable prospectus supplement.

Subordination Provisions

Our subordinated debt securities will be subordinated in right of payment, to the extent provided in the subordinated indenture or as described in an applicable prospectus supplement, to the prior payment in full of our senior indebtedness. If we distribute our assets to creditors upon liquidation, dissolution, reorganization, insolvency, bankruptcy or under similar circumstances, holders of our senior debt will be entitled to be paid in full before any payments will be made on our subordinated debt securities. In addition, unless otherwise provided in an applicable prospectus supplement, we will not make any payment of principal, premium or interest with respect to subordinated debt securities or on account of their purchase, redemption or other acquisition if any default in the payment of principal, premium or interest on any senior indebtedness occurs and continues beyond any applicable grace period.

If the subordinated trustee or the holders of our subordinated debt securities receive a payment that should not have been paid because of the existence of any of the events described above, they will be required to turn over the funds to the holders of our senior debt. In addition, subject to the payment in full of all senior debt, holders of subordinated debt securities will be subrogated to the rights of the holders of that senior debt with respect to the right to receive payments or distributions of our cash, property or securities applicable to that senior debt until all amounts owing on the subordinated debt securities are paid in full.

By reason of this subordination, in the event of a distribution of assets upon insolvency, certain of our creditors may recover more, ratably, than holders of the subordinated debt securities.

The subordinated indenture does not place any limits on the amount of other indebtedness, including senior indebtedness, that we may issue.

“Senior indebtedness” with respect to any series of subordinated debt securities will have the meaning specified in the applicable prospectus supplement for that series. The prospectus supplement, or the information incorporated by reference therein, will also set forth the approximate amount of senior indebtedness outstanding as of a recent date.

Notices

Notices will be mailed to holders of debt securities at their addresses as they appear in the security register.

Governing Law

The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Concerning the Trustee

Wells Fargo Bank, National Association and its affiliates have normal banking relationships with us and it participates as a lender in our revolving credit facility. Wells Fargo Bank, National Association and its affiliates may from time to time in the future provide banking and other services to us in the ordinary course of their business.

DESCRIPTION OF CAPITAL STOCK

This section describes the general terms of our common stock, our preferred stock and certain provisions of the Delaware General Corporation Law. For more detailed information, you should refer to our Restated Certificate of Incorporation, as amended, Certificate of Designations, Preferences and Rights and By-laws, copies of which have been filed with the SEC and incorporated by reference into this prospectus, and the relevant provisions of the Delaware General Corporation Law.

General

Our authorized capital stock consists of:

•	150,000,000 shares of common stock, par value $.01 per share; and

•	40,000,000 shares of preferred stock, par value $1 per share, including 1,500,000 shares that have been designated as junior participating preferred stock.

As of March 31, 2018, there were 50,964,531 shares of common stock and no shares of preferred stock outstanding.

Common Stock

Subject to the rights of any holders of shares of preferred stock and except as otherwise may be required by applicable law, holders of shares of common stock:

•	are entitled to receive dividends when and as declared by the board of directors from funds legally available for that purpose;

•	have the exclusive right to vote on all matters on which stockholders generally are entitled to vote, including the election of directors, and are entitled to one vote per share; and

•	are entitled, upon any liquidation, dissolution or winding up of Unisys, to a pro rata distribution of the assets and funds available for distribution to stockholders.

Holders of shares of common stock do not have preemptive rights to subscribe for additional shares of common stock or securities convertible into shares of common stock. Our common stock is currently listed on the New York Stock Exchange (“NYSE”) under the symbol “UIS”. Computershare Inc. is the transfer agent for our common stock.

We have not declared or paid any cash dividends on our common stock since 1990 and do not anticipate declaring or paying dividends on the common stock in the foreseeable future. Certain of our debt instruments and credit facilities may restrict our ability to pay dividends.

All outstanding shares of our common stock are fully paid and nonassessable. Any shares of common stock that we issue will be fully paid and nonassessable.

Preferred Stock

Our Restated Certificate of Incorporation, as amended, authorizes our board of directors to provide for the issuance of shares of our preferred stock in multiple series without the approval of stockholders. With respect to each series of preferred stock we may offer, our board of directors has the authority, subject to applicable law, to fix the following terms:

•	the designation of the series;

•	the number of shares within the series;

•	the ranking of that series;

•	whether dividends are cumulative and, if cumulative, the dates from which dividends are cumulative;

•	the dividend rate, any conditions upon which dividends are payable, and the dates of payment of dividends;

•	whether the shares are redeemable, the redemption price and the terms of redemption;

•	the amount payable for each share if Unisys is dissolved or liquidated;

•	whether the shares are convertible or exchangeable, the price or rate of conversion or exchange, and the applicable terms and conditions;

•	any restrictions on issuance of shares in the same series or any other series;

•	the voting rights for the shares of that series; and

•	any other rights, preferences or limitations of that series.

Holders of any shares of preferred stock will have no preemptive rights with respect to such shares unless specified in the applicable prospectus supplement. In addition, the rights of holders of any shares of preferred stock with respect to such shares will be subordinate to the rights of our general creditors. Each new series of preferred stock will rank prior to our common stock regarding the distribution of dividends or disposition of other assets, unless otherwise specified in the applicable prospectus supplement. If the preferred stock is convertible into our common stock, we will reserve the full number of shares of our common stock issuable upon conversion of the preferred stock out of the total of our authorized but unissued shares of common stock to permit the conversion of the preferred stock into shares of common stock. Any shares of preferred stock that we issue will be fully paid and nonassessable.

If we offer preferred stock, the applicable prospectus supplement will describe the specific terms of the shares of preferred stock offered through that prospectus supplement, restrictions on the repurchase or redemption of such shares, if any, as well as any general terms described in this section that will not apply to those shares of preferred stock. In the applicable prospectus supplement, we will also discuss any material U.S. federal income tax considerations applicable to the preferred stock. We will file a copy of the certificate of designations that contains the terms of each new series of preferred stock with the SEC each time we issue a new series of preferred stock. Each certificate of designations will establish the number of shares included in a designated series and fix the designation, powers, privileges, preferences and rights of the shares of each series as well as any applicable qualifications, limitations or restrictions. You should refer to the applicable certificate of designations as well as our Restated Certificate of Incorporation, as amended, before deciding to buy shares of our preferred stock as described in the applicable prospectus supplement.

Junior Participating Preferred Stock

Our Restated Certificate of Incorporation, as amended, authorizes our board of directors to provide for the issuance of shares of our junior participating preferred stock. The shares of junior participating preferred stock will be nonredeemable. Each share of junior participating preferred stock will have a preferential quarterly dividend equal to the greater of (1) $15 per share or (2) 300 times the aggregate dividend declared per share of common stock. In the event of liquidation, the holders of the shares of junior participating preferred stock will receive a preferred liquidation payment of $100 per share, and will be entitled to receive an aggregate liquidation payment per share equal to 300 times the payment made per share of common stock. Each share of the junior participating preferred stock will have 300 votes, voting together with the shares of common stock. In the event of any merger, consolidation or other transaction in which shares of common stock are exchanged, each share of the junior participating preferred stock will be entitled to receive 300 times the amount received per share of common stock. The junior participating preferred stock has customary antidilution provisions to protect the dividend, liquidation and voting rights described above.

Anti-Takeover Provisions

Delaware Law

Unisys is a Delaware corporation and subject to Section 203 of the Delaware General Corporation Law. Generally, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the time of the transaction in which the person became an interested stockholder. The provision does not apply if:

•	prior to such time, either the business combination or such transaction is approved by the board of directors of the corporation;

•	upon consummation of the transaction that results in the stockholder becoming an interested stockholder, the interested stockholder owns at least 85% of the outstanding voting stock; or

•	on or after such time, the business combination is approved by the board and by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

A “business combination” includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years, did own) 15% or more of the corporation’s outstanding voting stock. The statute could have the effect of delaying, deferring or preventing a change in our control or reducing the price that some investors might be willing to pay in the future for our common stock.

Corporate Documents

Our Restated Certificate of Incorporation, as amended, and By-laws also contain anti-takeover provisions that may have the effect of delaying, deferring or preventing a future takeover or change in control unless the board approves it. These provisions may also make it more difficult to remove the current board of directors.

•	Removal of Directors; Vacancies—Directors may be removed from office with or without cause by the affirmative vote of at least 80% of the outstanding voting stock. Vacancies in the board of directors and newly created directorships are filled for the unexpired term only by the vote of a majority of the remaining directors in office.

•	Special Meetings of Stockholders—Under the Restated Certificate of Incorporation, as amended, and By-laws, stockholders may not call a special meeting of stockholders. Only the board of directors, by resolution adopted by a majority of the entire board, may call a special meeting of stockholders.

•	Action by Written Consent—The Delaware General Corporation Law provides that, unless specifically prohibited by the certificate of incorporation, any action required or permitted to be taken by stockholders of a corporation may be taken without a meeting if a written consent setting forth the action to be taken is signed by the holders of outstanding shares of capital stock having the requisite number of votes that would be necessary to authorize or take the action at a meeting of stockholders. Our Restated Certificate of Incorporation, as amended, requires that stockholder action be taken at a meeting of stockholders and prohibits stockholder action by written consent.

•	Business Combinations—The Restated Certificate of Incorporation, as amended, provides that mergers, consolidations, sales or other transfers of assets of, issuances or reclassifications of securities of, or adoptions of plans of liquidation by Unisys (individually, a “corporate transaction”) must be approved by 80% or more of the voting stock when the action involves a person (a “20% stockholder”) who beneficially owns more than 20% of the then outstanding shares of voting stock, unless minimum price, form of consideration and procedural requirements (the “fair price provisions”) are satisfied or unless a majority of the directors not affiliated with the 20% stockholder approve the corporate transaction.

The affirmative vote of 80% or more of the then outstanding shares of voting stock is required to amend, alter or repeal the provisions of the Restated Certificate of Incorporation, as amended, and By-laws discussed above.

The purpose of the provisions of the Restated Certificate of Incorporation, as amended, and By-laws relating to (1) the removal of directors and the filling of vacancies; (2) the prohibition of stockholder action by written consent and (3) supermajority voting requirements for the repeal of these provisions is to discourage many types of transactions that involve an actual or threatened change of control of Unisys. They are designed to make it more difficult and time-consuming to change majority control of the board of directors and thus to reduce the vulnerability of Unisys to an unsolicited takeover proposal that does not contemplate the acquisition of at least 80% of the voting stock or to an unsolicited proposal for the restructuring or sale of all or part of the company.

These charter and by-law provisions may make more difficult or discourage a proxy contest, or the assumption of control, by a holder of a substantial block of shares of common stock, or the removal of the incumbent board of directors, and could thus increase the likelihood that incumbent directors will retain their positions. In addition, since the fair price provisions discussed above provide that corporate transactions involving Unisys and a 20% stockholder may not be consummated without the approval of a majority of unaffiliated directors (unless the transaction meets specified criteria or is approved by supermajority vote), these provisions could give incumbent management the power to prevent certain takeovers. The fair price provisions may also discourage attempts to effect a “two-step” acquisition in which a third party purchases a controlling interest in cash and acquires the balance of the voting stock for less desirable consideration. Under the provisions governing the removal of directors, the third party would not immediately obtain the ability to control the board of directors through its first-step acquisition and, under the fair price provisions, having made the first-step acquisition, the third party could not acquire the balance of the voting stock for a lower price without a supermajority vote or the approval of a majority of the unaffiliated directors.

These provisions of the Restated Certificate of Incorporation, as amended, and By-laws help ensure that the board of directors, if confronted with an unsolicited proposal from a third party that has acquired a block of shares of common stock, will have sufficient time to review the proposal and to consider appropriate alternatives for Unisys stockholders.

These provisions are also intended to encourage persons seeking to acquire control of Unisys to initiate such an acquisition through arm’s-length negotiations with the board of directors, who would then be in a position to negotiate a transaction that would treat all stockholders in substantially the same manner. The provisions may have the effect of discouraging a third party from making an unsolicited tender offer or otherwise attempting to obtain control of Unisys, even though such an attempt might be beneficial to the company and its stockholders. In addition, since the provisions are designed to discourage accumulations of large blocks of shares of common stock by purchasers whose objective is to have those shares repurchased by the company at a premium, the provisions could tend to reduce the temporary fluctuations in the market price of common stock caused by these accumulations. Accordingly, Unisys stockholders could be deprived of the opportunity to sell their shares at a potentially higher market price.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of our debt securities, preferred stock or common stock. We may issue warrants independently or together with other securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. We will file a copy of the warrant agreement with the SEC in connection with any offering of warrants.

We will describe the terms of any warrants we issue in a prospectus supplement. Those terms will include the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of the warrants;

•	the amount of securities that may be purchased upon exercise of a warrant and the exercise price;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	a description of the securities purchasable upon exercise of the warrants;

•	if applicable, a description of the securities with which the warrants are issued and the number of warrants issued with each such security;

•	the dates on which the right to exercise the warrants will commence and expire;

•	if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•	information relating to book-entry procedures, if any;

•	anti-dilution provisions, if any;

•	redemption or call provisions, if any; and

•	any other information we think is important.

In the applicable prospectus supplement, we will also discuss any material U.S. federal income tax considerations applicable to the warrants.

DESCRIPTION OF STOCK PURCHASE CONTRACTS

We may issue stock purchase contracts obligating holders to purchase from us and obligating us to sell to the holders, a specified number of shares of Unisys common stock or other securities at a future date or dates. The price per share and number of shares of the securities may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may require holders to secure their obligations in a specified manner.

The applicable prospectus supplement and any documents incorporated by reference will describe the terms of any stock purchase contracts. The description in the prospectus supplement will not necessarily be complete, and reference may be made to the stock purchase contracts, and, if applicable, collateral arrangements and depositary arrangements relating to the stock purchase contracts. In the applicable prospectus supplement, we will also discuss any material U.S. federal income tax considerations applicable to the stock purchase contracts.

PLAN OF DISTRIBUTION

We may sell the securities offered in the prospectus in any of, or any combination of, the following ways:

•	through underwriters or dealers;

•	directly to purchasers; or

•	through agents.

We or any of our agents may directly solicit offers to purchase these securities. The applicable prospectus supplement will name any agent, who may be deemed to be an underwriter as that term is defined in the Securities Act, involved in the offer or sale of the securities in respect of which this prospectus is delivered, and will set forth any commissions payable by us to that agent. Unless otherwise indicated in the prospectus supplement, any such agency will be acting in a best efforts basis for the period of its appointment (ordinarily five business days or less). Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business. If we utilize an underwriter or underwriters in the sale, we will execute an underwriting agreement with such underwriters at the time of sale to them and will set forth in the applicable prospectus supplement the names of the underwriters and the terms of the transaction, including any underwriting discounts and other items constituting underwriters’ compensation. Unless otherwise set forth in the prospectus supplement, the obligation of the underwriters to purchase these securities will be subject to conditions. The underwriters will be obligated to purchase all of these securities if any are purchased. The underwriters will use the prospectus supplement to make releases of the securities in respect of which this prospectus is delivered to the public.

Underwriters

The securities subject to the underwriting agreement will be acquired by the underwriters for their own account and may be resold by them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from the purchasers of these securities for whom they may act as agent. Underwriters may sell these securities to or through dealers. These dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If we utilize a dealer in the sale of the securities in respect of which this prospectus is delivered, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The applicable prospectus supplement will set forth the name of the dealer and the terms of the transaction.

Agents, underwriters, and dealers may be entitled under the relevant agreements to indemnification by us against certain liabilities, including liabilities under the Securities Act, and to the contribution for payments the underwriters and dealers may be required to make.

The applicable prospectus supplement will set forth the place and time of delivery for the securities in respect of which this prospectus is delivered.

LEGAL MATTERS

Except as otherwise set forth in the applicable prospectus supplement, certain legal matters in connection with the securities will be passed upon for Unisys by Pepper Hamilton LLP. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel to underwriters, dealers or agents, such counsel will be named in the prospectus supplement related to such offering.

EXPERTS

The consolidated balance sheets of Unisys Corporation as of December 31, 2017 and 2016 and the related consolidated statements of income, comprehensive income, deficit and cash flows for each of the years in the three-year period ended December 31, 2017, the related financial statement schedule and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2017 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report on the effectiveness of internal control over financial reporting as of December 31, 2017, expresses an opinion that Unisys Corporation did not maintain effective internal control over financial reporting as of December 31, 2017 because of the effect of a material weakness on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states a material weakness related to ineffective risk assessment procedures, insufficient trained personnel, and ineffective process level control activities over Technology revenue has been identified and included in management’s assessment.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The expenses relating to the registration of securities will be borne by the registrant. The following table sets forth an estimate of the expenses payable in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions. All of the expenses will be borne by us. The following expenses, with the exception of the Securities and Exchange Commission Registration Fee, are estimates:

Securities and Exchange Commission Registration Fee	$87,150
Trustees’ and Transfer Agents’ Fees	$50,000
Printing and Engraving Expenses	$100,000
Rating Agency Fees	$250,000
Accounting Fees and Expenses	$100,000
Blue Sky Fees and Expenses	$25,000
Legal Fees and Expenses	$250,000
Miscellaneous Expenses	$50,000
Total	$912,150

Item 15.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides, among other things:

•	for permissive indemnification for expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by designated persons, including directors and officers of a corporation, in the event such persons are parties to litigation other than stockholder derivative actions if certain conditions are met;

•	for permissive indemnification for expenses actually and reasonably incurred by designated persons, including directors and officers of a corporation, in the event such persons are parties to stockholder derivative actions if certain conditions are met;

•	for mandatory indemnification for expenses actually and reasonably incurred by designated persons, including directors and officers of a corporation, in the event such persons are successful on the merits or otherwise in litigation covered by the two preceding bullet points; and

•	that the indemnification provided for by Section 145 shall not be deemed exclusive of any other rights which may be provided under any by-law, agreement, stockholder or disinterested director vote, or otherwise.

The Restated Certificate of Incorporation, as amended, of Unisys Corporation (the “Company”) provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for paying a dividend or approving a stock repurchase in violation of Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

The Restated Certificate of Incorporation, as amended, also provides that each person who was or is made a party to, or is involved in, any action, suit or proceeding by reason of the fact that he or she is or was a director or officer of the Company (or was serving at the request of the Company as a director, officer, employee or agent for another entity) shall be indemnified and held harmless by the Company, to the fullest extent authorized by the DGCL, as in effect (or, to the extent indemnification is broadened, as it may be amended) against all expense, liability or loss reasonably incurred by such person in connection therewith. The Restated Certificate of Incorporation, as amended, further provides that such rights to indemnification are contract rights and shall include the right to be paid by the Company the expenses incurred in defending the proceedings specified above, in advance of their final disposition, provided that, if the DGCL so requires, such payment shall only be made upon delivery to the Company by the indemnified party of an undertaking to repay all amounts so advanced if it shall ultimately be determined that the person receiving such payment is not entitled to be indemnified. Persons so indemnified may bring suit against the Company to recover unpaid amounts, and if the suit is successful, the Company shall reimburse the indemnified party for the expense of bringing the suit. The Restated Certificate of Incorporation, as amended, provides that the right to indemnification and to the advance payment of expenses shall not be exclusive of any other right which any person may have or acquire under any statute, provision of the Company’s Restated Certificate of Incorporation, as amended, or By-Laws, or otherwise. By resolution effective September 16, 1986, the Board of Directors extended the right to indemnification provided directors and officers by the Restated Certificate of Incorporation, as amended, to employees of the Company. The Restated Certificate of Incorporation, as amended, also provides that the Company may maintain insurance, at its expense, to protect itself and any of its directors, officers, employees or agents against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the DGCL.

On April 28, 1988, at the Company’s 1988 Annual Meeting of Stockholders, the stockholders authorized the Company to enter into indemnification agreements with its directors, and such indemnification agreements have been executed with each of the directors of the Company. The indemnification agreements provide that the Company shall, except in certain situations specified below, indemnify a director against any expense, liability or loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) incurred by the director in connection with any actual or threatened action, suit or proceeding (including derivative suits) in which the director may be involved as a party or otherwise, by reason of the fact that the director is or was serving in one or more capacities as a director or officer of the Company or, at the request of the Company, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other entity or enterprise.

The indemnification agreements require indemnification except to the extent (i) payment for any liability is made under an insurance policy provided by the Company, (ii) indemnification is provided by the Company under the Company’s Restated Certificate of Incorporation, as amended, or By-Laws, the DGCL or otherwise than pursuant to the indemnification agreement, (iii) the liability is based upon or attributable to the director gaining any personal pecuniary profit to which such director is not legally entitled or is determined to result from the director’s knowingly fraudulent, dishonest or willful misconduct, (iv) the liability arises out of the violation of certain provisions of the Exchange Act, or (v) indemnification has been determined not to be permitted by applicable law.

The indemnification agreements further provide that, in the event of a Potential Change in Control (as defined therein), the Company shall cause to be maintained any then-existing policies of directors’ and officers’ liability insurance for a period of six years from the date of a Change in Control (as defined therein) with coverage at least comparable to and in the same amounts as that provided by such policies in effect immediately prior to such Potential Change in Control. In the event of a Potential Change in Control, the indemnification agreements also provide for the establishment by the Company of a trust, for the benefit of each director, upon the written request by the director. The trust shall be funded by the Company in amounts sufficient to satisfy any and all liabilities reasonably anticipated at the time of such request, as agreed upon by the director and the Company.

The indemnification agreements also provide that no legal actions may be brought by or on behalf of the Company, or any affiliate of the Company, against a director after the expiration of two years from the date of accrual of such cause of action, and that any claim or cause of action of the Company or its affiliate shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two year period. The directors and officers of the Company are insured against certain civil liabilities, including liabilities under federal securities laws, which might be incurred by them in such capacity.

Item 16.	Exhibits.

See the attached Exhibit Index, which is incorporated herein by reference.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that undertakings set forth in paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for purposes of determining liability under the Securities Act to any purchaser,

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date

(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 hereof, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit Number	Document Description

1.1	Form of Underwriting Agreement Basic Provisions (with forms of Terms Agreement for Debt Securities, Common Stock and Preferred Stock attached) (incorporated by reference to Exhibit 1.1 to Unisys Corporation’s Registration Statement on Form S-3 (Registration No. 333-155735)).

1.2	Form of Underwriting Agreement (Warrants).*

1.3	Form of Underwriting Agreement (Stock Purchase Contracts).*

4.1	Senior Indenture dated as of June 1, 2012 by and between Unisys Corporation and Wells Fargo Bank, National Association (incorporated by reference to Exhibit 4.1 to Unisys Corporation’s Registration Statement on Form S-3 (Registration No. 333-181874)).

4.2	Form of Senior Debt Security.*

4.3	Subordinated Indenture dated as of June 1, 2012 by and between Unisys Corporation and Wells Fargo Bank, National Association (incorporated by reference to Exhibit 4.3 to Unisys Corporation’s Registration Statement on Form S-3 (Registration No. 333-181874)).

4.4	Form of Subordinated Debt Security.*

4.5	Restated Certificate of Incorporation of Unisys Corporation (incorporated by reference to Exhibit 3.1 to Unisys Corporation’s Current Report on Form 8-K filed on April 30, 2010).

4.6	Certificate of Amendment to Restated Certificate of Incorporation of Unisys Corporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on April 28, 2011).

4.7	Certificate of Amendment to Restated Certificate of Incorporation of Unisys Corporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on April 28, 2017).

4.8	By-Laws of Unisys Corporation, as amended through April 30, 2015 (incorporated by reference to Exhibit 3.3 to the Company’s Quarterly Report on Form 10-Q filed on April 30, 2015).

4.9	Specimen Stock Certificate representing the Company’s common stock, par value $.01 per share.**

4.10	Form of Certificate of Designations with respect to preferred stock of Unisys Corporation.*

4.11	Form of Warrant Agreement.*

4.12	Form of Stock Purchase Contract.*

4.13	Form of Pledge Agreement with respect to Stock Purchase Contracts.*

5.1	Opinion of Pepper Hamilton LLP, as to the validity of the debt securities, common stock, preferred stock, warrants and stock purchase contracts.**

12.1	Statement of Computation of Ratios of Earnings to Combined Fixed Charges and Preferred Stock Dividends (incorporated by reference to Exhibit 12 to Unisys Corporation’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2018).

23.1	Consent of KPMG LLP.**

23.2	Consent of Pepper Hamilton LLP (included in Exhibit 5.1).**

25.1	Statement of Eligibility on Form T-1 of Wells Fargo Bank, National Association, as Trustee under Senior Indenture.**

25.2	Statement of Eligibility on Form T-1 of Wells Fargo Bank, National Association, as Trustee under Subordinated Indenture.**

*	To be filed either by amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934 and incorporated herein by reference.
**	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, State of Pennsylvania, on June 12, 2018.

UNISYS CORPORATION

By:	/s/ Peter A. Altabef
Peter A. Altabef Chairman, President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby make, constitute and appoint Peter A. Altabef, Inder M. Singh and Gerald P. Kenney, and each one of them severally, his or her true and lawful attorneys-in-fact and agents, for such person and in such person’s name, place and stead, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462 under the Securities Act and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and does hereby grant unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as said person might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agents and each of them may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 12, 2018.

Signature	Title

/s/ Peter A. Altabef Peter A. Altabef	Chairman, President and Chief Executive Officer (Principal Executive Officer)

/s/ Inder M. Singh Inder M. Singh	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Michael M. Thomson Michael M. Thomson	Vice President and Corporate Controller (Principal Accounting Officer)

/s/ Jared L. Cohon Jared L. Cohon	Director

/s/ Nathaniel A. Davis Nathaniel A. Davis	Director

/s/ Denise K. Fletcher Denise K. Fletcher	Director

/s/ Philippe Germond Philippe Germond	Director

/s/ Deborah Lee James Deborah Lee James	Director

/s/ Paul E. Martin Paul E. Martin	Director

/s/ Regina M. Paolillo Regina M. Paolillo	Director

/s/ Lee D. Roberts Lee D. Roberts	Director